Exhibit 99.1



                              FOR FURTHER INFORMATION:

                              Media Relations:     Investor Relations:
                              Stan Lampe           Bill Henderson
                             (859) 653-6242       (859) 815-4454
                              shlampe@ashland.com  wehenderson@ashland.com

                              FOR IMMEDIATE RELEASE
                              April 22, 2003

ASHLAND INC. ANNOUNCES MARCH QUARTER RESULTS

Covington, Ky. - The following was issued today by Ashland Inc. (NYSE:ASH):

                     FISCAL 2003: SECOND QUARTER HIGHLIGHTS

o Ashland reports net loss due to a sluggish economy and seasonality of businesses

o        Road   construction   operations   report  large  operating  loss,
         reflecting  the harsh winter and higher  energy prices

o Operating profits from refining and marketing up from prior-year quarter

o        Specialty Chemical down; Distribution results improve

o        Solid performance from Valvoline


                                                Quarter ended March 31                   Six months ended March 31
In millions except earnings per share           2003             2002                        2003             2002
------------------------------------------------------------------------------------------------------------------
Operating income (loss)                     $    (21)         $    (1)                  $      16         $     97
Income (loss) from continuing
      operations                            $    (34)         $   (21)                  $     (32)        $     17
Net income (loss)                           $    (39)         $   (21)                  $    (131)        $      5
Diluted earnings (loss) per share:
      Income (loss) from continuing
         operations                         $   (.50)         $  (.31)                  $    (.46)        $    .24
      Net income (loss)                     $   (.57)         $  (.31)                  $   (1.91)        $    .08


     Ashland Inc. today reported a net loss of $39 million, or 57 cents a share, for the quarter ended March 31, the second quarter of the company's 2003 fiscal year. Ashland had a loss from continuing operations of $34 million, or 50 cents a share, for the March 2003 quarter. These results compared to a loss of $21 million, or 31 cents a share, for the same quarter last year. Results from continuing operations in the quarter a year ago included an $18 million after-tax, non-cash gain, equal to 25 cents a share, to adjust the carrying value of Marathon

                                     -more-

Ashland Petroleum (MAP) inventories to the lower of cost or market value. (Ashland owns 38 percent of MAP, a petroleum refining and marketing joint venture with Marathon Oil Corporation.) An after-tax charge of $5 million, equal to 7 cents a share, is reflected in discontinued operations in the March 2003 quarter for future asbestos liabilities less probable insurance recoveries. Overall activity related to asbestos litigation remained consistent with previously established reserves. Additional quarterly charges are being recognized to maintain reserves at a level adequate to cover future payments over a rolling 10-year period.

     For the six months ended March 31, 2003, Ashland reported a net loss of $131 million, or $1.91 a share, compared to net income of $5 million, or 8 cents a share for the same period last year. Ashland had a loss from continuing operations of $32 million, or 46 cents a share, for the 2003 period, compared to income of $17 million, or 24 cents a share, for the 2002 period. An after-tax charge of $99 million, equal to $1.45 a share, associated with estimated future asbestos liabilities less probable insurance recoveries, is reflected in discontinued operations for the 2003 period.

     "Normal seasonality makes the March quarter our most difficult earnings period," said James J. O'Brien, Ashland Inc. chairman and chief executive officer. "This quarter has been even tougher than usual because of volatile crude oil markets, a harsh winter and continued economic weakness."

REVIEW OF OPERATIONS

     Commenting on operations, O'Brien noted that results from refining and marketing improved over the quarter last year due to stronger margins and wider differentials between sweet and sour crude oil prices. These improvements were partially offset by a 10% drop in refinery throughputs due to planned and unplanned maintenance at MAP refineries, as well as higher maintenance and natural gas costs.

     APAC reported an operating loss of $57 million, compared with a loss of $14 million in last year's quarter. APAC continues to suffer from adverse construction weather and high hydrocarbon costs. Asphaltic mix and aggregate production were down 11% and 10%, respectively, compared to the same period last year. Operating expenses included higher costs for liquid asphalt and the fuels used to operate plants and equipment. APAC also continues to incur implementation costs associated with its business process re-design initiative, Project PASS.

     "We typically experience a slowdown in the second quarter, but this year has been markedly slower," O'Brien explained. "Heavier than normal precipitation in the December quarter continued through most of the March period, while temperatures have been colder than usual in about half of our operating area. These factors severely limited paving

                                  -more-
operations and the sale of construction materials." During the quarter, APAC won more than 400 job awards of more than $100,000 each, raising its backlog to a record $1.8 billion.

     Looking forward, APAC's ability to achieve its previously announced target of 10% return on investment in fiscal 2004 is subject to a number of factors, including: successfully achieving internally generated cost savings - which are on track, adequate governmental funding of highway construction programs, normal weather conditions and reasonable energy costs.

     Results from Ashland's chemical businesses were mixed. Operating income from Ashland Specialty Chemical was $8 million, down from $18 million earned during the March quarter of last year. Sales per shipping day increased by 8%, despite weak industrial output. However, rising raw material prices were the primary factor contributing to the decline in profits. The composite polymers, maleic anhydride, and specialty polymers and adhesives businesses were hardest hit by the rising costs, necessitating price increases that went into effect April 1, 2003.

     Ashland Distribution had operating income of $7 million in the quarter, compared to a $4 million operating loss a year ago. "Margins have been under some pressure as a result of hydrocarbon-driven cost increases for chemicals and plastics," O'Brien said. "However, sales per shipping day increased by 13% compared to the same period last year, which indicates that we're doing a better job of satisfying our customers. While we are pleased with this progress, Ashland Distribution's sales levels have not yet returned to their historical peak."

     Valvoline continued to perform well. Operating income was $18 million in the March quarter compared to $17 million in the same period last year. Overall sales revenues increased 10% over last year's quarter. The improvement reflects higher branded lubricant sales volumes and improved international sales. Additionally, an increase in the average ticket price from Valvoline Instant Oil Change contributed to its record March quarter earnings. The most significant contributor to Valvoline's profits is continued success in the premium products category. While our total U.S. branded lubricant volumes were up 6% this quarter, premium product volumes were up 25%.

OUTLOOK

     "In summary, the March quarter was disappointing. However, we are optimistic about the second half of our fiscal year, when we typically earn most of our income," O'Brien said. "We know our work is cut out for us. To a large extent, our earnings are dependent on three factors: the weather in APAC's operating area, refining and marketing margins, and the health of the U.S. economy. While we cannot predict the weather, we're seeing encouraging signs in refining and marketing, and the domestic economy appears to be recovering.

     "Our goal is to become a top quartile performer within each of the industries in which we operate, and we are moving aggressively to take necessary actions to achieve that goal. As

                                  -more-
these actions are fully implemented, we expect them to result in greater profitability for the corporation." O'Brien added that the company is making good progress in the way it goes to market, serves customers and operates its businesses.

     Today at 11:00 a.m. (EDT), Ashland will provide a live audio webcast of its quarterly conference call with securities analysts. The webcast will be accessible through Ashland's Investor Relations website, www.ashland.com/investors. Following the live event, an archived version of the webcast will be available on the Ashland website. Minimum requirements to listen to the webcast include the free Windows MediaPlayer software and a 28.8 Kbps connection to the Internet.

     Ashland Inc. (NYSE:ASH) is a Fortune 500 company providing products, services, and customer solutions throughout the world. Our businesses include road construction, specialty chemicals, lubricants, car-care products, chemical and plastics distribution and transportation fuels. Through the dedication of our employees, we are "The Who In How Things Work(TM)." Find us at www.ashland.com.

                                   - 0 -

This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland's operating performance, earnings, and scope and effect of asbestos liabilities. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K for the fiscal year ended Sept. 30, 2002, as amended. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.

(R)Registered trademark, Ashland Inc.
(TM)Trademark, Ashland Inc.

                                  Page 1

Ashland Inc. and Consolidated Subsidiaries
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - unaudited)
                                                                                  Three months ended          Six months ended
                                                                                       March 31                   March 31
                                                                                -----------------------    ------------------------
                                                                                   2003         2002          2003          2002
                                                                                ----------   ----------    -----------   ----------
REVENUES
     Sales and operating revenues                                               $   1,692    $   1,598     $    3,479    $   3,410
     Equity income                                                                     29            9             64           61
     Other income                                                                      15           18             38           37
                                                                                ----------   ----------    -----------   ----------
                                                                                    1,736        1,625          3,581        3,508
COSTS AND EXPENSES
     Cost of sales and operating expenses                                           1,402        1,290          2,852        2,755
     Selling, general and administrative expenses                                     300          282            604          550
     Depreciation, depletion and amortization                                          55           54            109          106
                                                                                ----------   ----------    -----------   ----------
                                                                                    1,757        1,626          3,565        3,411
                                                                                ----------   ----------    -----------   ----------
OPERATING INCOME (LOSS)                                                               (21)          (1)            16           97
     Net interest and other financial costs                                           (32)         (34)           (65)         (70)
                                                                                ----------   ----------    -----------   ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                                              (53)         (35)           (49)          27
     Income taxes                                                                      19           14             17          (10)
                                                                                ----------   ----------    -----------   ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS                                              (34)         (21)           (32)          17
     Results from discontinued operations (net of income taxes)                        (5)           -            (99)           -
                                                                                ----------   ----------    -----------   ----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
     OF ACCOUNTING CHANGE                                                             (39)         (21)          (131)          17
     Cumulative effect of accounting change (net of income taxes)                       -            -              -          (12)
                                                                                ----------   ----------    -----------   ----------
NET INCOME (LOSS)                                                               $     (39)   $     (21)    $     (131)   $       5
                                                                                ==========   ==========    ===========   ==========

DILUTED EARNINGS (LOSS) PER SHARE
     Income (loss) from continuing operations                                   $    (.50)   $    (.31)    $     (.46)   $     .24
     Results from discontinued operations                                            (.07)           -          (1.45)           -
     Cumulative effect of accounting change                                             -            -              -         (.16)
                                                                                ----------   ----------    -----------   ----------
     Net income (loss)                                                          $    (.57)   $    (.31)    $    (1.91)   $     .08
                                                                                ==========   ==========    ===========   ==========

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS                                          68           69             68           70

SALES AND OPERATING REVENUES
     APAC                                                                       $     374    $     424     $      932    $   1,105
     Ashland Distribution                                                             712          621          1,348        1,205
     Ashland Specialty Chemical                                                       326          300            659          612
     Valvoline                                                                        301          273            582          528
     Intersegment sales                                                               (21)         (20)           (42)         (40)
                                                                                ----------   ----------    -----------   ----------
                                                                                $   1,692    $   1,598     $    3,479    $   3,410
                                                                                ==========   ==========    ===========   ==========
OPERATING INCOME (LOSS)
     APAC                                                                       $     (57)   $     (14)    $      (56)   $      22
     Ashland Distribution                                                               7           (4)            15            5
     Ashland Specialty Chemical                                                         8           18             26           34
     Valvoline                                                                         18           17             32           28
     Refining and Marketing (a)                                                        21            -  (b)        45           45
     Corporate                                                                        (18)         (18)           (46)         (37)
                                                                                ----------   ----------    -----------   ----------
                                                                                $     (21)   $      (1)    $       16    $      97
                                                                                ==========   ==========    ===========   ==========

----------

(a) Includes Ashland's equity income from Marathon Ashland Petroluem LLC (MAP), amortization related to Ashland's excess investment in MAP, and other activities associated with refining and marketing.

(b)      Includes  Ashland's  share of  income  ($29  million  pretax,  $18 million after tax, $.25 per share) from adjustments to MAP's inventory market valuation (IMV) reserve. The reserve reflects the excess of the LIFO cost of MAP's crude oil and refined product inventories over their net realizable values.

                                  Page 2

Ashland Inc. and Consolidated Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - unaudited)

                                                                                                                  March 31
                                                                                                         ---------------------------
                                                                                                             2003           2002
                                                                                                         -----------    ------------
ASSETS
     Current assets
         Cash and cash equivalents                                                                       $      106     $       156
         Accounts receivable                                                                                  1,061             992
         Inventories                                                                                            509             475
         Deferred income taxes                                                                                   89             121
         Other current assets                                                                                   146              91
                                                                                                         -----------    ------------
                                                                                                              1,911           1,835

     Investments and other assets
         Investment in Marathon Ashland Petroleum LLC (MAP)                                                   2,315           2,328
         Goodwill                                                                                               525             515
         Asbestos insurance receivable (noncurrent portion)                                                     394             170
         Other noncurrent assets                                                                                358             388
                                                                                                         -----------    ------------
                                                                                                              3,592           3,401

     Property, plant and equipment
         Cost                                                                                                 3,128           3,063
         Accumulated depreciation, depletion and amortization                                                (1,758)         (1,639)
                                                                                                         -----------    ------------
                                                                                                              1,370           1,424
                                                                                                         -----------    ------------

                                                                                                         $    6,873     $     6,660
                                                                                                         ===========    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities
         Debt due within one year                                                                        $      243     $       241
         Trade and other payables                                                                             1,260           1,104
         Income taxes                                                                                            16              96
                                                                                                         -----------    ------------
                                                                                                              1,519           1,441

     Noncurrent liabilities
         Long-term debt (less current portion)                                                                1,568           1,625
         Employee benefit obligations                                                                           480             448
         Deferred income taxes                                                                                  181             226
         Reserves of captive insurance companies                                                                186             183
         Asbestos litigation reserve (noncurrent portion)                                                       530             157
         Other long-term liabilities and deferred credits                                                       353             377
                                                                                                         -----------    ------------
                                                                                                              3,298           3,016

     Common stockholders' equity                                                                              2,056           2,203
                                                                                                         -----------    ------------

                                                                                                         $    6,873     $     6,660
                                                                                                         ===========    ============

                                     Page 3

Ashland Inc. and Consolidated Subsidiaries
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - unaudited)
                                                                                                              Six months ended
                                                                                                                  March 31
                                                                                                          --------------------------
                                                                                                              2003           2002
                                                                                                          -----------    -----------
CASH FLOWS FROM OPERATIONS
     Income (loss) from continuing operations                                                             $      (32)    $       17
     Expense (income) not affecting cash
         Depreciation, depletion and amortization (a)                                                            109            106
         Deferred income taxes                                                                                    22            (79)
         Equity income from affiliates                                                                           (64)           (61)
         Distributions from equity affiliates                                                                     98            119
     Change in operating assets and liabilities (b)                                                              (21)           (92)
                                                                                                          -----------    -----------
                                                                                                                 112             10
CASH FLOWS FROM FINANCING
     Proceeds from issuance of common stock                                                                        1             11
     Repayment of long-term debt                                                                                (161)           (55)
     Increase in short-term debt                                                                                 165             50
     Dividends paid                                                                                              (37)           (38)
                                                                                                          -----------    -----------
                                                                                                                 (32)           (32)
CASH FLOWS FROM INVESTMENT
     Additions to property, plant and equipment (a)                                                              (55)           (92)
     Purchase of operations - net of cash acquired                                                                (5)            (8)
     Proceeds from sale of operations                                                                              6              -
     Other - net                                                                                                  (6)            20
                                                                                                          -----------    -----------
                                                                                                                 (60)           (80)
                                                                                                          -----------    -----------
CASH PROVIDED (USED) BY CONTINUING OPERATIONS                                                                     20           (102)
     Cash provided (used) by discontinued operations                                                              (4)            22
                                                                                                          -----------    -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                          $       16     $      (80)
                                                                                                          ===========    ===========

DEPRECIATION, DEPLETION AND AMORTIZATION
     APAC                                                                                                 $       55     $       56
     Ashland Distribution                                                                                         10             10
     Ashland Specialty Chemical                                                                                   26             24
     Valvoline                                                                                                    13             11
     Corporate                                                                                                     5              5
                                                                                                          -----------    -----------
                                                                                                          $      109     $      106
                                                                                                          ===========    ===========
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
     APAC                                                                                                 $       22     $       57
     Ashland Distribution                                                                                          3              7
     Ashland Specialty Chemical                                                                                   17             14
     Valvoline                                                                                                     7             11
     Corporate                                                                                                     6              3
                                                                                                          -----------    -----------
                                                                                                          $       55     $       92
                                                                                                          ===========    ===========

----------

(a) Excludes amounts related to equity affiliates. Ashland's 38 percent share of MAP's DD&A was $69 million in 2003 and $68 million in 2002, and its share of MAP's capital expenditures was $166 million in 2003 and $111 million in 2002.

(b)      Excludes changes resulting from operations acquired or sold.

                                  Page 4

Ashland Inc. and Consolidated Subsidiaries
OPERATING INFORMATION BY INDUSTRY SEGMENT
(Unaudited)
                                                                               Three months ended             Six months ended
                                                                                    March 31                      March 31
                                                                            --------------------------    --------------------------
                                                                                2003           2002           2003           2002
                                                                            -----------    -----------    -----------    -----------
APAC
     Construction backlog at March 31 (millions) (a)                                                      $    1,800     $    1,658
     Hot-mix asphalt production (million tons)                                     4.1            4.6           11.2           13.9
     Aggregate production (million tons)                                           5.3            5.9           12.4           13.8
     Ready-mix concrete production (million cubic yards)                           0.4            0.4            0.9            1.0
ASHLAND DISTRIBUTION (b)
     Sales per shipping day (millions)                                      $     11.3     $     10.0     $     10.8     $      9.7
     Gross profit as a percent of sales                                           15.6%          15.9%          15.8%          16.2%
ASHLAND SPECIALTY CHEMICAL (b)
     Sales per shipping day (millions)                                      $      5.2     $      4.8     $      5.3     $      4.9
     Gross profit as a percent of sales                                           33.3%          36.2%          33.9%          35.3%
VALVOLINE
     Lubricant sales (million gallons)                                            48.6           48.6           92.9           91.8
     Premium lubricants (percent of U.S. branded volumes)                         18.7%          15.6%          17.8%          14.8%
REFINING AND MARKETING (c)
     Refinery runs (thousand barrels per day)
         Crude oil refined                                                         853            891            842            908
         Other charge and blend stocks                                              96            160            130            168
     Refined product yields (thousand barrels per day)
         Gasoline                                                                  483            591            525            604
         Distillates                                                               257            278            268            293
         Asphalt                                                                    66             65             65             68
         Other                                                                     143            123            115            117
                                                                            -----------    -----------    -----------    -----------
         Total                                                                     949          1,057            973          1,082
     Refining and wholesale marketing margin (per barrel) (d)               $     1.71     $     0.68     $     1.82     $     1.74
     Speedway SuperAmerica (SSA)
         Gasoline and distillate sales (million gallons)                           829            852          1,726          1,768
         Gross margin - gasoline and distillates (per gallon)               $    .1166     $    .0827     $    .1085     $    .0989

----------

(a)      Includes   APAC's   proportionate   share   of  the   backlog   of
         unconsolidated joint ventures.

(b) Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses, and depreciation and amortization relative to manufacturing assets.

(c) Amounts represent 100% of MAP's operations, in which Ashland owns a 38% interest.

(d) Sales revenue less cost of refinery inputs, purchased products and manufacturing expenses, including depreciation.